Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HealthTronics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31820, 333-43412, 333-68292 and 333-104403) on Form S-8 and (No. 333-1068867) on Form S-3 of HealthTronics, Inc. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of HealthTronics, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of HealthTronics, Inc.

Effective January 1, 2002 the Company changed its method of accounting for goodwill and other intangibles.

/s/:KPMG LLP

Austin, Texas
March 15, 2005